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Agenda
Introduction
• Maria Riley, Investor Relations
Results Overview
• Lee Chen, CEO, President and Founder
Q2 2016 Financial Results & Q3 2016 Business Outlook
• Greg Straughn, CFO
Q & A
• Lee Chen, CEO, President and Founder
• Greg Straughn, CFO
• Ray Smets, VP – Worldwide Sales
©A10 Networks, Inc.
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Thank you all for joining us today. I am pleased to welcome you to A10 Networks' second quarter 2016 financial results conference call. This call is being recorded and webcast live and may be accessed for one year via the A10 Networks website, www.a10networks.com.

Joining me today are A10's Founder & CEO, Lee Chen; A10's CFO, Greg Straughn; and our VP of Worldwide Sales, Ray Smets.

Before we begin, I would like to remind you that shortly after the market closed today, A10 Networks issued a press release announcing its second quarter 2016 financial results. Additionally, A10 published a presentation along with its prepared comments for this call and supplemental trended financial statements. You may access the press release, presentation with prepared comments, and trended financial statements on the investor relations section of the company's website www.a10networks.com.

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A10 Networks – Q2 2016 Earnings - Thursday, July 28, 2016 3 | P a g e During the course of today’s call, management will make forward-looking statements, including statements regarding our projections for our third quarter operating results, our expectations for future revenue growth, profitability and operating margin, expectations of customer buying patterns, anticipated benefits from our acquisition of Appcito and the general growth of our business. These statements are based on current expectations and beliefs as of today, July 28, 2016. A10 disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control that could cause actual results to differ materially. We disclaim any obligation to update these forward-looking statements as a result of future events or otherwise. For a more detailed description of these risks and uncertainties, please refer to our most recent 10-Q filed on May 5th.

A10 Networks – Q2 2016 Earnings - Thursday, July 28, 2016 4 | P a g e Please note that with the exception of revenue, financial measures discussed today are on a non-GAAP basis and have been adjusted to exclude certain charges. A reconciliation between GAAP and non-GAAP measures can be found in the press release issued today and on the trended quarterly financial statements posted on the company’s website. We will provide our current expectations for the third quarter of 2016 on a non-GAAP basis. However, we will not make available a reconciliation of non-GAAP guidance measures to corresponding GAAP measures on a forward-looking basis due to high variability and low visibility with respect to the charges, which are excluded from these non-GAAP measures. Before I turn the call over to Lee, I’d like to announce that management will present at the Pacific Crest Conference in Vail on August 8th and we hope to see many of you there. Now I would like to turn the call over to Lee for opening remarks.

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A10 Networks – Q2 2016 Earnings - Thursday, July 28, 2016 6 | P a g e I would like to thank you all for joining our second quarter 2016 financial results conference call. I’m excited to be here with you today to discuss our second quarter performance and our recently announced acquisition of Appcito, which helps accelerate our A10 Harmony vision and expands our addressable market with a cloud-native application delivery subscription service. We delivered a solid second quarter with record revenue, and I’m pleased with the team’s execution, which continues to result in above-market growth even in a mixed spending environment. Total revenue in the quarter grew 20% year-over-year to reach 57.1 million dollars. With our continued topline growth and disciplined approach to managing costs, we achieved an improvement of 80% year-over-year on our bottom-line, and on a per share basis reported a net loss of 2 cents, significantly better than our guided range. Given our bottom- line improvement, we continue to believe we see a clear path to reaching non-GAAP profitability by the fourth quarter. Our growth this quarter was driven by the continued adoption of our ACOS Harmony architecture. The agility, flexibility, scalability and security designed into our high-end cloud- ready and threat-smart Thunder solutions are increasing our network footprint within both existing and new customers. As a result, we delivered solid year-over-year growth in the U.S.. Revenue growth in the Japan and Asia Pacific regions were particularly strong with 66% and 40% growth, respectively.

Application Networking and Security Leadership
1st Scalable Shared Memory OS: ACOS
1st 64-bit ADC OS ACOS 2.0
1st Standalone CGN & IPv4/IPv6 Solution
1st ADC with Integrated Security Module (UASG)
1st High Performance Convergent Firewall
1st High Performance DDoS Solution
Compact ADC, All Inclusive Pricing
1st Virtual Chassis ADC & Soft ADC
1st SSL Intercept & 4k-bit SSL keys
Cloud-ready ACOS 4.0
Application-centric, Cloud-native Platform
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
©A10 Networks, Inc.
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Over the past several quarters, we have increasingly discussed the importance of the cloud. Given our strong technology differentiation, and position in the high-end of the market with customers that are building public, private and hybrid clouds, we view the cloud as an opportunity to grow our business. While there is much debate on how networks of the future will be deployed, one factor is guaranteed: they will include a diverse range of deployments from traditional on-premise data centers, virtualized networks, bare-metal/white box installations, and public, private and hybrid clouds. With all of these options available the deployment combinations have grown exponentially in comparison to just a couple of years ago.

We believe this is precisely why agility, flexibility, scalability and security need to be designed-in at the core and why managing multiple application services across data centers and clouds requires a holistic approach.

Leveraging the strength of the ACOS platform, you have seen us introduce several targeted innovations designed to make networks more agile and secure whether they are deployed in a traditional on-premise network or a cloud environment.

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A10 Harmony Vision
MANAGEMENT
Cloud Services Controller
On-Premise or Cloud
APPLICATION DELIVERY
Secure Application Services Portfolio
Consumption choice
Programmability
Cloud services delivery
Cloud native, Elastic, Scale-out
Lightweight, Microservices & Containers
INFRASTRUCTURE
Data Center
Virtualized DC
Private, Public Cloud
©A10 Networks, Inc.
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A few of our recent innovations have included:

- Our ACOS Harmony architecture that can automatically generate a comprehensive set of open application programming interfaces or APIs, that provide all of our Thunder appliances with the agility to easily integrate with third party cloud management software and A10's own management solutions. Our ability to automatically generate open APIs across our Thunder solutions has been a key differentiator, resulting in several competitive wins.
- We brought cloud-scale performance to security with the introduction of our standalone Thunder TPS, SSLi and CFW solutions. Our Thunder TPS appliances protect one of the largest public clouds in the U.S. from massive DDoS attacks and are powering several DDoS-as-a service offerings among smaller providers. Our Thunder CFW is a software-based converged security solution for service providers, cloud providers and large enterprises that helps stop cyberattacks and web application attacks at scale. CFW became available for purchase in April and is already gaining market momentum and contributing to our revenue. In the second quarter this included one of the most visited websites in Japan deploying Thunder CFW as a datacenter firewall. I would like to highlight that this is the first customer to deploy four of our products - Thunder ADC, CGN, TPS and CFW appliances - across their network.
- We also recently launched Thunder ADC for Bare Metal, which can be deployed on commodity off-the-shelf servers without using a hypervisor, enabling on-demand deployment. This provides large enterprises and cloud service providers the ability to streamline their datacenter operations by choosing their own bare metal hardware and still obtain the rich features and reliability of A10's ACOS platform.

We believe the investments we have made in our platform and ACOS Harmony architecture are delivering results and have contributed to our above-market growth rate over the past several quarters.

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Appcito Corporate Overview
Appcito = Application Agility ("Cito" = Quickly in Latin)
Gartner 2015
CoolVendor
Agile Application Delivery for the Cloud
Team
• Talented team
• Cloud expertise
Offering
• SaaS-based solution
• Multi-cloud
• Microservices & Container
©A10 Networks, Inc.
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Now, we are extending our A10 Harmony vision and entering a new and exciting part of the application delivery market with the addition of Appcito, which we acquired in the second quarter. Appcito is a cloud-native subscription-based service that maximizes the agility, and improves visibility and security, of enterprise applications deployed in public clouds. Appcito's service takes an application-centric approach, provides deep visibility and analytics for application traffic, consistent policy and secure application services, and self-service integration with the DevOps processes.

In 2015, Gartner named Appcito one of the "Cool Vendors in Enterprise Networking", and we are excited to welcome Appcito to the A10 team. We believe A10 is now the only leading ADC vendor to have a cloud-services controller and a cloud-native ADC offering.

We are entering this market at a fairly early stage, and it will take time to grow our footprint and revenue. We expect to release new A10 Harmony-based cloud offerings that integrate Appcito technology beginning late this year.

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A10 Networks – Q2 2016 Earnings - Thursday, July 28, 2016 10 | P a g e In closing, we delivered a strong second quarter and continued to further our technology vision of bringing a holistic approach to solving the application networking and security challenges of today and tomorrow. As a result, we believe A10 is uniquely positioned to drive the application networking market forward. We are continuing to make solid strides in executing our strategy and building a strong foundation for long-term growth, while at the same time, improving our bottom line and making progress toward our goal of reaching profitability by Q4. With that, I’d like to turn the call over to Greg to review the details of our second quarter financial performance and third quarter guidance.

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A10 Networks – Q2 2016 Earnings - Thursday, July 28, 2016 12 | P a g e Second quarter revenue grew to 57.1 million dollars, a new record for A10 and up 20% compared with 47.5 million dollars in the prior year. Deferred revenue grew 15% year-over-year to reach a record 75.8 million dollars.

Revenue Mix
$ MILLIONS / % REVENUE
Product
Geography
Verticals
Product
Service
US
Japan
APAC
EMEA
Other
Enterprise
Service Provider
Numbers may not total to 100% due to rounding.
©A10 Networks, Inc.
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Second quarter product revenue grew 16% year-over-year to reach 38.8 million dollars, representing 68% of total revenue. This compares with 33.3 million dollars, or 70% of total revenue in the prior year second quarter. Service revenue grew 29% year-over-year to reach 18.3 million dollars, or 32% of total revenue, compared with 14.2 million dollars, or 30% of total revenue, in the second quarter of 2015.

From a geographic standpoint, we delivered solid growth in the United States, Japan and AsiaPac. Second quarter revenue from the United States grew 14% year-over-year to reach 31.3 million dollars, representing 55% of total revenue. Second quarter revenue from Japan was 11.0 million dollars, or 19% of revenue, and increased 66% year-over-year. Revenue from APAC excluding Japan was up 40% year-over-year to reach 7.7 million dollars, or 14% of total revenue. The overall market in the EMEA region was soft, with revenue declining 14% year-over-year. We believe this was related to concerns over the UK withdrawal from the European Union and continued weakness in the Middle East.

We delivered strong growth in both of our customer verticals. We achieved enterprise revenue of 32.0 million dollars, representing a 16% increase from Q2 of last year. Service provider revenue came in at 25.2 million dollars, up 26% when compared with 20.0 million dollars in the second quarter of 2015. Our enterprise and service provider revenue split this quarter was 56% and 44% of total revenue, respectively. In the quarter, we had one U.S. service provider customer that accounted for 10% of our total revenue.

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A10 Networks – Q2 2016 Earnings - Thursday, July 28, 2016 14 | P a g e As we move beyond revenue, all further metrics discussed on this call are on a non-GAAP basis, unless stated otherwise. We delivered second quarter total gross margin of 75.5%, within our expected range of 75% to 77%. This compares with total gross margin of 76.3% in Q2 of 2015 and 76.1% in Q1 of 2016. Product gross margin was 74.8% in Q2 of 2016, down approximately 160 basis points from Q2 of 2015 and down approximately 140 basis points from the first quarter of 2016. This was primarily related to mix within our geographies and an inventory reserve for some older products. Our services gross margin came in at 77.1%, an increase of roughly 100 basis points versus Q2 of 2015, and 120 basis points versus Q1 of 2016.

A10 Networks – Q2 2016 Earnings - Thursday, July 28, 2016 15 | P a g e We ended the quarter with staff of 866 including the addition of 31 new employees from the Appcito acquisition, which closed on June 23, 2016. This compares with 831 at the end of Q1. Second quarter non-GAAP operating expenses were 45.0 million dollars or 78.8% of revenue, compared with 44.9 million dollars or 83.5% of revenue in the prior quarter, as we closely managed our expenses in support of our stated plan to achieve non-GAAP profitability by the end of 2016. Second quarter non-GAAP operating loss was approximately 1.9 million dollars, a significant improvement from a loss of 4.0 million dollars in the first quarter of 2016. Our non-GAAP net loss in the second quarter was 1.1 million dollars or 2 cents per share, beating our guided range of a loss of 4 to 6 cent per share. Q2’s net loss represents a 80% improvement when compared with a loss of 5.3 million dollars or 9 cents per share in the second quarter of 2015. Basic and diluted weighted shares used in computing EPS for the second quarter were approximately 64.9 million shares.

A10 Networks – Q2 2016 Earnings - Thursday, July 28, 2016 16 | P a g e Moving to the balance sheet, at June 30, 2016 we had 113.7 million dollars in total cash and marketable securities, a 6.2 million dollar increase from the end of March, and up 17.5 million dollars compared with June 30, 2015. Our cash balance reflects 8.8 million dollars in cash generated from operations, and 4.4 million dollars used this quarter for the Appcito acquisition. Further on the topic of Appcito - the total purchase consideration was 6.5 million dollars including stock and cash holdbacks. Additionally I’d like to re-iterate that this acquisition does not change our previous stated goal to become non-GAAP operating profitable by the end of this year. Back to the balance sheet, average days sales outstanding were 65 days, down from 85 in the prior quarter, a 20 day improvement.

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